Registration Statement No. 333-249829

Filed pursuant to Rule 424(b)(3)

Amendment dated January 4, 2023 to

Pricing Supplement No. 32 and Pricing Supplement No. 33, each dated November 3, 2020, to Prospectus Supplement and Prospectus, each dated November 3, 2020 and Prospectus Addendum dated February 26, 2021 relating to the Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation)
Medium-Term Note Program, Series G

Linked to the ICE BofAML Commodity index eXtra Biofuels Exchange Series

– Total Return

Due February 13, 2023

The following issuances involved scheduled settlement between May 6, 2022 and January 4, 2023:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$1,000,000	119.352%	$1,193,520	December 20, 2022
$4,000,000	120.402%	$4,816,080	December 29, 2022

Linked to the ICE BofAML Commodity Index eXtra (Grains)

– Total Return

Due February 14, 2023

The following issuances involved scheduled settlement between December 3, 2022 and January 4, 2023:

Principal Amount	Purchase Price	Aggregate Offering Price	Settlement Date
$4,000,000	53.217%	$2,128,680	December 29, 2022